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                                                                    EXHIBIT 10.1


                             FIRST AMENDMENT TO THE
                  COLUMBIA/HCA HEALTHCARE CORPORATION OUTSIDE
                DIRECTORS STOCK AND INCENTIVE COMPENSATION PLAN


         Columbia/HCA Healthcare Corporation, a Delaware corporation (the ("Company"), hereby amends the Columbia/HCA Healthcare Corporation Outside Directors Stock and Incentive Compensation Plan, as amended and restated on September 23, 1999, as provided below.

         1. Section 5.8 of the Plan shall be amended and restated in its entirety as follows:

             5.8  Other Termination of Service.

                  If an optionee's service as an Outside Director shall be terminated for any reason other than death or Disability, the optionee shall have the right, during the period ending ninety days after such termination (subject to the provisions of Section 5.3 hereof concerning the maximum term of an Option), to exercise the Option to the extent that it was exercisable on the date of such termination of service and shall not have been previously exercised; provided, however, notwithstanding the foregoing, the Board may (subject to the provisions of Section 5.3 hereof concerning the maximum term of an Option), at or after grant, determine that the optionee shall have the right to exercise the Option, whether or not then exercisable, on such terms and conditions and at such times as the Board shall determine.

         2. Section 6.2(d) of the Plan shall be amended and restated in its entirety as follows:

             (d) TERMINATION OF SERVICE DURING RESTRICTED PERIOD. Except as provided herein, or unless determined otherwise by the Board at or after grant, if during the Restricted Period for any Restricted Shares held by a Participant the Participant's service as an Outside Director is terminated for any reason other than death or Disability, the Participant shall forfeit all rights with respect to such Restricted Shares, which shall automatically be considered to be cancelled.

         3. Section 7.2(b) of the Plan shall be amended and restated in its entirety as follows:

             (b) TERMINATION OF SERVICE PRIOR TO FULL VESTING. Unless determined otherwise by the Board at or after grant, if a Participant's service as an Outside Director is terminated for any reason other than death or Disability before a Restricted Share Unit award held by him has become fully vested, the Participant shall forfeit all rights with respect to any Units that are not yet vested on the date of termination.




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         4.  Section 7.2(e) of the Plan shall be amended and restated in its entirety as follows:

             (e) PAYMENT OF AWARDS. A Participant shall be entitled to payment, at the time of his termination of service as an Outside Director or at such other time or times as the Board shall determine at or after grant, in respect of all vested Restricted Share Units then credited to him. Subject to the provisions of Sections 9 and 10, such payment shall be made through the issuance to the Participant of a stock certificate for a number of Shares equal to the number of vested Restricted Share Units credited to him at the time of such termination.

                  Notwithstanding the foregoing, a Participant may elect an alternative payment date for the distribution of Shares in respect of his vested Restricted Share Units. Any such election must be made by written notice to the Company by May 31, 1998 or, in the case of an election made pursuant to
                  Section 7.1 after 1998, within fourteen days following date of the Board resolution permitting such election (in such form as the Company shall prescribe) and may specify as the alternative payment date either (i) June 1, 2003 or (ii) June 1, 2008. Any such election shall be irrevocable.

         5.  The Plan may be restated to reflect this amendment.

         6. Except as set forth in this amendment, the terms of the Plan remain unchanged.

         7.  This amendment shall be effective as of the 25th day of May, 2000.